UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Freeport-McMoRan Inc. (FCX) is filing this Form 8-K to update financial information and certain related disclosures in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the 2015 Form 10-K), to reflect the presentation of TF Holdings Limited (TFHL) as discontinued operations. This update is consistent with the presentation of continuing and discontinued operations included in FCX’s Form 10-Q for the quarterly period ended June 30, 2016, filed with the United States Securities and Exchange Commission (SEC) on August 5, 2016. FCX is filing a separate Form 8-K simultaneously with this Form 8-K for the purpose of updating its Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 10, 2016, to reflect the presentation of TFHL as discontinued operations.

On May 9, 2016, FCX entered into a definitive agreement to sell its 70 percent interest in TFHL to China Molybdenum Co., Ltd. (CMOC) for $2.65 billion in cash and contingent consideration of up to $120 million in cash. Through its interest in TFHL, FCX has an effective 56 percent interest in Tenke Fungurume Mining S.A. located in the Democratic Republic of Congo. The closing of the transaction is currently subject to customary closing conditions, including the resolution of the right of first offer (which expires on November 15, 2016) of Lundin Mining Corporation (which holds a 30 percent interest in TFHL), and the parties are working towards a satisfactory resolution.

In accordance with accounting guidance, FCX has reported the results of operations of TFHL as discontinued operations in the consolidated statements of operations and presented the assets and liabilities of TFHL as held for sale in the consolidated balance sheets for all periods presented. The consolidated statements of comprehensive loss were not impacted by discontinued operations as TFHL did not have any other comprehensive income, and the consolidated statements of cash flows are reported on a combined basis without separately presenting discontinued operations. Additionally, FCX has recast information to reflect the addition of the Atlantic Copper Smelting & Refining operation as a reportable segment.

Exhibit 12.1 filed with this Form 8-K and incorporated into this Item 8.01 by reference contains the following items in the 2015 Form 10-K that have been recast to reflect the presentation of the historical operating results of TFHL as discontinued operations.

•	Part IV, Item 15. Exhibits, Financial Statement Schedules – Exhibit 12.1 FCX Computation of Ratio of Earnings to Fixed Charges

Exhibit 99.1 filed with this Form 8-K and incorporated into this Item 8.01 by reference contains the following items in the 2015 Form 10-K that have been recast to reflect the presentation of the historical operating results of TFHL as discontinued operations.

•	Part II, Item 6. Selected Financial Data

•	Part II, Items 7. and 7A. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

•	Part II, Item 8. Financial Statements and Supplementary Data

Information in the 2015 Form 10-K has not been updated for other events or developments that occurred subsequent to the filing of the 2015 Form 10-K with the SEC on February 26, 2016. For additional information related to developments since the filing of the 2015 Form 10-K, refer to FCX’s Form 10-Q for the quarterly period ended March 31, 2016, as updated by the Form 8-K filed simultaneously by FCX with this Form 8-K, FCX’s Form 10-Q for the quarterly period ended June 30, 2016, and FCX’s Forms 8-K filed since the filing of the 2015 Form 10-K. The information in this Form 8-K, including the exhibits, should be read in conjunction with the 2015 Form 10-K and subsequent SEC filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By:	/s/ C. Donald Whitmire, Jr.
C. Donald Whitmire, Jr.
Vice President and
Controller - Financial Reporting
(authorized signatory
and Principal Accounting Officer)

Date: November 9, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit Number
12.1	FCX Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
99.1
Updated Part II, Item 6. “Selected Financial Data,” Part II, Items 7. and 7A. “Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 8. “Financial Statements and Supplementary Data” of FCX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase.
101.DEF	XBRL Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Taxonomy Extension Label Linkbase.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase.